Exhibit 4.6

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS FIRST AMENDMENT (the “First Amendment”) TO REGISTRATION RIGHTS AGREEMENT is made and entered into as of this 20th day of July, 2020, by and among U.S. Well Services, Inc., a Delaware corporation (the “Company”), and the holders of all of the outstanding Registrable Securities (as defined in the Registration Rights Agreement) of the Company (the “Holders”) listed on the signature pages hereto.

RECITALS:

WHEREAS, pursuant to Section 3.12 of the Registration Rights Agreement dated as of April 1, 2020 (the “Registration Rights Agreement”), by and among the Company and the Holders, the Registration Rights Agreement may be amended or modified by the Company and the Holders; and

WHEREAS, the Holders and the Company desire to enter into the First Amendment to amend the definition of “Shelf Registration Filing Deadline” set forth in the Registration Rights Agreement.

NOW, THEREFORE, the parties hereto agree to amend the Registration Rights Agreement as follows:

I.	Amendment to the Registration Rights Agreement:

1. The definition of “Shelf Registration Filing Deadline” set forth in Section 1.1 of the Registration Rights Agreement is hereby amended and restated in its entirety and replaced with the following:

“Shelf Registration Filing Deadline” means, prior to a Going Dark Period, August 17, 2020, and, following a Going Dark Period, four months after the first day on which USWS becomes subject to Section 13 or 15(d) of the Exchange Act after a Going Dark Period.

II.	General Provisions

1. In case of conflict between this First Amendment and the Registration Rights Agreement, this First Amendment shall control.

2. The Registration Rights Agreement, except as expressly amended hereby, shall remain in full force and effect.

3. The provisions of Section 3.8 of the Registration Rights Agreement captioned “Governing Law; Submission to Jurisdiction” and Section 3.9 of the Registration Rights Agreement captioned “Waiver of Jury Trial,” are incorporated herein by reference as though such provisions were fully set forth verbatim herein and shall apply to this First Amendment mutatis mutandis.

4. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

5. This First Amendment may be executed in any number of counterparts (including by pdf or other electronic transmission) and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

6. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Holder under this Agreement, such action shall be in such Holder’s sole discretion unless otherwise specified.

[Signatures appear on the following pages]

2

IN WITNESS WHEREOF, the parties have executed this First Amendment to Registration Rights Agreement as of the date first written above.

COMPANY:

U.S. WELL SERVICES, INC.

By:	/s/ Kyle O’Neill

Name:	Kyle O’Neill
Title:	Chief Financial Officer

HOLDERS:

CRESTVIEW III USWS, L.P.

By: Crestview III USWS GenPar, LLC, its general partner

By:	/s/ Ross A. Oliver

Name:	Ross A. Oliver
Title:	General Counsel

CRESTVIEW III USWS TE, LLC

By:	/s/ Ross A. Oliver

Name:	Ross A. Oliver
Title:	General Counsel

LNV CORPORATION

By:	/s/ Jacob Chemer

Name:	Jacob Chemer
Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT]

LPP MORTGAGE, INC.

By:	/s/ Jacob Chemer

Name:	Jacob Chemer
Title:	Executive Vice President

REGIMENT CAPITAL SPECIAL SITUATIONS FUND V, L.P,

By:	/s/ Richard Miller

Name:	Richard Miller
Title:	Authorized Signatory

DAVID J. MATLIN

By:	/s/ David J. Matlin

Name:	David J. Matlin

PETER SCHOELS

By:	/s/ Peter Schoels

Name:	Peter Schoels

GREENBLATT PARTNERS LP

By:	/s/ Jeffrey Gleenblatt

Name:	Jeffrey Gleenblatt
Title:	Authorized Sigantory

JASON CAPONE

By:	/s/ Jason Capone

Name:	Jason Capone

[SIGNATURE PAGE TO FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT]

JAMES MCCARTNEY

By:	/s/ James McCartney

Name:	James McCartney

KEN CAMPBELL

By:	/s/ Ken Campbell

Name:	Ken Campbell

GREG ETHRIDGE

By:	/s/ Greg Ethridge

Name:	Greg Ethridge

TIM O’CONNOR

By:	/s/ Tim O’Connor

Name:	Tim O’Connor

DAVID TREADWELL

By:	/s/ David Treadwell

Name:	David Treadwell

[SIGNATURE PAGE TO FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT]